Exhibit 99.1

CONSENT OF EVERCORE GROUP, L.L.C.

November 26, 2018

The Special Committee of the Board of Directors of

Dell Technologies Inc.

One Dell Way

Round Rock, Texas 78682

Members of the Special Committee:

We have previously consented to the inclusion of our opinion letter, dated November 14, 2018, to the Special Committee of the Board of Directors of Dell Technologies Inc. (the “Company”) as Annex S-D to, and the references thereto under the captions “UPDATE TO SUMMARY—Class V Transaction Summary—Opinion of Evercore Group L.L.C.,” “UPDATE TO RISK FACTORS” and “UPDATE TO PROPOSAL 1—ADOPTION OF THE MERGER AGREEMENT—Opinion of Evercore Group L.L.C.” in, the supplement to the proxy statement/prospectus included in the Registration Statement on Form S-4 filed by the Company with the U.S. Securities and Exchange Commission and declared effective as of October 19, 2018, as it may be supplemented (the “Initial Registration Statement”), and relating to the transaction involving the Company’s Class V Common Stock. We hereby consent to the incorporation by reference of the foregoing into the Registration Statement on Form S-4MEF filed on the date hereof (the “462(b) Registration Statement”) for purposes of registering additional shares of the Company’s Class C Common Stock in connection with the transactions contemplated by the Initial Registration Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the 462(b) Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the 462(b) Registration Statement), proxy statement/prospectus or any other document, except in accordance with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of the 462(b) Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Courtney McBean
Courtney McBean
Managing Director